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                                                                   Exhibit 10.29

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is made as of December 31, 2001, by and between eJiva, Inc., a Pennsylvania corporation ("eJiva"), and Vivekanand Penninti (the "Employee") and joined in by iGate Capital Corporation, a Pennsylvania Corporation ("iGate") for purposes of the guarantee set forth on the signature page hereto.

     WHEREAS, on or about the date hereof Innovative Resource Group, Inc. ("IRG") is merging with and into eJiva (the "Transaction"); and

     WHEREAS, the Employee is party to an employment agreement dated as of March 1, 2000 by and between IRG and Employee (the "Prior Employment Agreement"); and

     WHEREAS, as a condition to the Transaction, eJiva desires to employ the Employee and the Employee desires to be employed by eJiva on the terms and conditions set forth herein, as an at-will employee whose employment may be terminated by either party with or without reason or cause and without any liability for such termination (subject to the payment of severance (if any), as provided herein); and

     WHEREAS, the Employee acknowledges that in the course of his employment to eJiva, the Employee has in the past (with regard to IRG) and will in the future (with regard to eJiva) become acquainted with trade secrets and confidential information of eJiva and its Affiliates (as defined herein), and that in order to protect such confidential information and the legitimate interests of eJiva and its Affiliates, and as a condition precedent to the Employee's continued employment, the Employee shall execute and deliver this Agreement in exchange for new and valuable consideration.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. DEFINITIONS.

     As used herein:

          (a) "Affiliate" shall mean any entity directly or indirectly controlling, controlled by or under common control with eJiva, including, but not limited to, iGate, as well as its operating divisions and subsidiaries. eJiva and its Affiliates shall sometimes herein be referred to as the "iGate Group".

          (b) "Cause" shall mean the occurrence of any one of the following, as determined by the eJiva Board (as defined herein: (i) indictment of the Employee for a felony, (ii) acts by the Employee of moral turpitude, fraud or willful dishonesty that are detrimental to eJiva or its Affiliates, (iii) acts or omissions by the Employee which cause actual material harm to the business of eJiva, (iv) refusal or failure by the Employee to faithfully and substantially carry out or

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obey the reasonable and lawful written directives or orders of
eJiva's Board of Directors (the "eJiva Board") for any reason other than due to a Short Term Disability (as defined below) or (v) gross negligence by the Employee in the performance of, or willful disregard by the Employee of, his employment obligations; provided, however, that with respect to items (iii),
(iv) or (v) above, that eJiva provide reasonable written notice to the Employee of the circumstances that, absent cure, would constitute Cause, and give the Employee a reasonable opportunity, but in no event less than thirty (30) days, to correct his actions or failure to act.

          (c) "Confidential Information" shall include, but is not necessarily limited to, any information which may include, in whole or part, information concerning the iGate Group's accounts, sales, sales volume, sales methods, sales proposals, customers and prospective customers, prospect lists, identity of purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the iGate Group, the iGate Group's source of supply of products and/or personnel, sources of consultants, iGate Group know-how, business methods, business plans, manuals, formulae, products, processes, methods, machines, compositions, ideas, improvements, inventions, research, computer programs, system documentation and software products used in the business of the iGate Group, and any other trade secret or proprietary information belonging to the iGate Group or relating to the iGate Group's affairs that is not available to the public without a breach of confidence; provided that the foregoing confidentiality provision shall not, however, be applied to any information that: (i) is conveyed by eJiva to a third party without confidentiality restrictions; or (ii) was publicly known and made generally available in the public domain without any action or failure to act on the part of the Employee.

          (d) "Customer(s)" shall mean any individual, corporation, partnership, business or other entity (each a "Person") who is, at any time while the Employee is employed by eJiva or (i) a customer of eJiva, or (ii) any Person with whom contact has been made during the last six (6) months for the purpose of persuading such Person to become a customer of eJiva, provided, that the Employee knew or reasonably should have known such contact was made;.

          (e) "Good Reason". The Employee may terminate this Agreement for "Good Reason" upon the occurrence of any of the following events: (a) the Employee is demoted by means of a material reduction in duties, responsibilities or position; (b) the Employee's Base Salary (as defined herein) is materially decreased; (c) relocation of the Employee's principal place of work more than 50 miles from Pittsburgh, Pennsylvania; (d) eJiva materially breaches this Agreement and fails to cure such breach within thirty (30) days of its receipt of written notice of the breach; or (e) Employee is no longer the CEO of eJiva or any such entity that may result from a merger or sale of eJiva.

          (f) "Short Term Disability" shall mean incapacity due to physical or mental illness or injury resulting in the Employee being absent from full-time duties hereunder for no more than ninety (90) consecutive calendar days, or for no more than one hundred twenty (120) calendar days during any 12 month period.

          (g) "Similar Business" shall mean any individual, corporation, partnership, business or other entity which provides any products or services that directly compete with products or services offered by eJiva, including but not limited to, SAP, Peoplesoft, Oracle,

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Genysys, Siebel, or Data Warehousing solutions that were sold, provided or offered by eJiva at any time and from time to time during the last two (2) years prior to the Employee's termination of employment. Notwithstanding the foregoing, a "Similar Business" shall not include a corporation that derives at least $500 million of its revenues from the sale of information technology services.

     2. DUTIES.

     The Employee will be employed as an at-will employee in the position set forth on Schedule A hereof. The Employee agrees to be responsible for such additional duties as are commensurate with and required by such position and any other duties as may be reasonably assigned to the Employee by the eJiva Board from time to time. The Employee further agrees to perform his duties in a diligent, trustworthy, loyal, businesslike, productive, and efficient manner and to use his best efforts to advance the business and goodwill of the iGate Group. The Employee further agrees to devote all of his business time, skill, energy and attention exclusively to the business of eJiva and to comply with all reasonable rules, regulations and procedures of eJiva, and agrees to spend as much as one day per week at the offices of the IRG division of eJiva supervising and assisting the business and operations of the IRG division. Subject to the provisions of Section 6 of this Agreement, the Employee may serve as a director of other companies with the consent of the eJiva Board, which consent shall not be unreasonably withheld. As of the date hereof, the Employee does not serve as a director on the board of any company. While employed by eJiva, the Employee will not engage in any other business for his own account which, in the reasonable opinion of eJiva, may interfere with the Employee's ability to fulfill his employment duties under this Agreement, or accept any employment from any other business entity, or render any services, give any advice to the extent it interferes with the business of eJiva, or serve in a consulting capacity, whether gratuitously or otherwise, to or for any other person, firm or corporation, other than as a volunteer for charitable organizations, without the prior written approval of the eJiva Board, which shall not be unreasonably withheld.

     3. COMPENSATION.

          (a) The Employee's compensation, including annual base salary (the "Base Salary") and performance bonus will be as set forth on Schedule A hereto. The payment of Base Salary hereunder shall be subject to all applicable withholding and payroll taxes and such other deductions as may be required by the Employee's participation in eJiva's employee benefit plans (the "Withholding"), and shall be paid in regular intervals in accordance with eJiva's payroll practices from time to time in effect, but not less frequently than monthly.

          (b) If the Employee's employment is terminated by eJiva without Cause or by the Employee with Good Reason, then as severance eJiva shall continue to pay the Employee his Base Salary (the "Severance") then in effect until expiration of the Restrictions (as defined below in Section 6); Such Severance will be payable in the form of Base Salary continuation (subject to Withholding) in accordance with eJiva's then-existing payroll practices. Receipt of Severance by Employee is contingent upon Employee executing a Release with eJiva in a form substantially similar to that attached as Schedule "B"

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          (c)  The Employee shall not be entitled to the payment of any
Severance if his employment is terminated with Cause at any time or if he terminates his employment with eJiva without Good Reason.

          (d) The Employee shall not be required to mitigate the amount of any Severance payable under this Agreement by seeking other employment or otherwise, nor shall the amount of any Severance be reduced by any compensation earned by the Employee as the result of employment by another employer, or otherwise.

          (e) In accordance with Section 6 of the Agreement and Plan of Merger entered into contemporaneously with this Agreement, eJiva shall grant the Employee, no later than July 1, 2002, 1,280,068 shares of restricted common stock of eJiva, par value $.01, at a price per share equal to the fair market price as determined by a nationally recognized appraiser or investment banking firm selected by iGate (the "Restricted Shares"). The Restricted Shares shall be subject to the forfeiture restrictions set forth on Schedule C hereto. In connection with the grant of Restricted Shares, the Employee will enter into the Restricted Stock Agreement attached hereto as Exhibit A. The Employee may pay for the Restricted Shares using a full recourse promissory note bearing interest at the "applicable federal rate," as defined in the Internal Revenue Code.

          (f) If the Employee remains employed by eJiva as of March 1, 2003, the Employee shall be entitled to receive an incentive option package, as determined by the Chief Executive Officer of eJiva and the eJiva Board.

     4. BENEFITS.

          (a) The Employee will receive the standard eJiva benefits provided by eJiva from time to time and which may be modified at any time by the eJiva Board.

          (b) During the Continuation Period (as defined below), the Employee (and where applicable, the Employee's dependents) shall be entitled to continue participation in the group term life insurance plan and in the health and dental care plan for employees maintained by eJiva, if any, as if the Employee were still an employee of eJiva. The coverage provided herein shall run concurrently with and shall be offset against any continuation coverage under Part 6 of Title I of the Employee Retirement Security Act of 1974, as amended. Where applicable, the Employee's compensation for purposes of such plans shall be deemed to be equal to the Employee's compensation (as defined in such plans) in effect on the date of the employment termination. To the extent that eJiva finds it undesirable to cover the Employee under the group life insurance and health plans of eJiva, eJiva shall provide the Employee (at eJiva's expense) with the same level of coverage during the Continuation Period under individual policies. As used herein, "Continuation Period" shall mean the period beginning on the Date of Termination and ending on the earlier of (1) 24 months after the termination of the Employee's employment; or (2) the date of the Employee's death; provided, however, that there shall be no Continuation Period, and the provisions of this Section 4(b) shall not apply, in the event that the Employee terminates his employment without Good Reason or is terminated for Cause.

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          (c)  Upon termination of this Agreement for any reason, the Employee shall be entitled to receive all compensation earned and unpaid, and all benefits and reimbursements due through the date of the termination of his employment.

     5. POLICIES AND PRACTICES.

     The Employee agrees to abide by all reasonable rules, regulations and instruments established by eJiva.

     6. AGREEMENT NOT TO COMPETE.

          (a) In order to protect the business interests and goodwill of eJiva and the iGate Group with respect to Customers and accounts, and to protect eJiva and the iGate Group's Confidential Information, the Employee hereby covenants and agrees that while he is employed by eJiva (or any of its Affiliates), and for six (6) months after the termination of the Employee's employment for any reason, he will not (each of the following shall constitute a "Restriction" and collectively, the "Restrictions"):

               (i) directly or indirectly contact any Customer for the purpose of soliciting such Customer to purchase, lease or license a product or service including but not limited to SAP, Peoplesoft, Oracle, Genysys, Siebel, or Data Warehousing that was offered by eJiva over the two (2) year period prior to termination;

               (ii) engage as a consultant, independent contractor, agent, employee, employer, officer, partner, director or otherwise, alone or in association with any other person, corporation or other entity, in any Similar Business operating in the United States of America or any other country where eJiva has conducted business within the two (2) year period prior to the termination of the Employee's employment, provided, that the Employee shall not be prohibited by this Section 6 from being employed by, or a consultant to, a division of a corporation with multiple divisions, so long as the Employee is not so engaged with any division engaged in a Similar Business;

               (iii) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by the Employee to employ, any person who is employed by the eJiva at any time while the Employee is employed by eJiva, or in any manner to seek to induce any such person to leave his or her employment with the eJiva; or

               (iv) directly or indirectly interfere with or attempt to disrupt the relationship, contractual or otherwise, between any member of the eJiva and any of its employees or solicit, induce, or attempt to induce employees of the eJiva to terminate employment with the eJiva and become self-employed or employed with others in the same or similar business or any product line or service provided by the eJiva.

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               (v)  Notwithstanding the foregoing, (A) if the Employee's
               employment is terminated for any reason other than Cause, the Restrictions shall not be in effect unless Severance is paid to the Employee during the six (6) month period after termination of the Employee's employment, and (B) the Employee shall not be prohibited from purchasing or owning (1) a minority equity interest in any other company that is engaged in a Similar Business, provided, that the Employee has delivered thirty (30) days prior written notice to the eJiva Board of his intention to make such investment (such written notice to provide details of such investment, including the name of the company and the amount of the equity interest to be acquired), and provided further, the eJiva Board has not delivered written notice to the Employee within such thirty (30) day period that it has reasonably determined not to consent to the Employee making such investment; and (2) stock in a publicly-held corporation, if the Employee's holdings do not exceed five percent (5%) of the outstanding capital stock of such corporation. As of the date hereof, the Employee does not own an equity interest in any privately-held company that engages in a Similar Business other than eJiva.

          (b) The Employee hereby acknowledges that eJiva is engaged in business throughout the United States and may conduct business in other countries and that the marketplace for eJiva's products and services is worldwide. The Employee further covenants and agrees that the geographic scope, duration and nature of the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of eJiva because of the nature and scope of eJiva's business.

          (c) In the event that a court of competent jurisdiction or arbitration panel shall determine that one or more of the provisions of this
Section 6 is so broad as to be unenforceable, then such provision shall be deemed to be reduced in scope or length, as the case may be, to the extent required to make this Section 6 enforceable. If the Employee violates the provisions of this Section 6, the periods described therein shall be extended by that number of days which equals the aggregate of all days during which at any time any such violations occurred.

     7. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION.

     The Employee hereby covenants and agrees during the Employee's employment or any time after the termination of such employment, not to communicate or divulge to any person, firm or corporation, either directly or indirectly, and to hold in strict confidence for the benefit of the iGate Group, all Confidential Information except that the Employee may disclose such Confidential Information to persons, firms or corporations who need to know such Confidential Information during the course and within the scope of the Employee's employment. The Employee will not use any Confidential Information for any purpose or for his personal benefit other than in the course and within the scope of the Employee's employment. Notwithstanding all of the foregoing, the Employee shall be entitled to disclose Confidential Information if required by law or pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, provided that, prior to making any such disclosures, the Employee shall: (i) promptly

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notify the eJiva Board thereof; (ii) consult with the eJiva Board on the advisability of taking steps to resist or narrow such requirement; and (iii) cooperate with the eJiva Board to obtain an order or other assurance that such information will be accorded confidential treatment.

          (a) Work Made for Hire. The Employee recognizes and understands that his duties at eJiva have included and may continue to include the preparation of materials, including computer software and other written or graphic materials, and that any such materials conceived or written by him were done and shall continue to be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC 1 et seq. In the event of publication of such materials, the Employee understands that since the work is a "work made for hire," eJiva will solely retain and own all rights in all such materials, including the right to copyright.

          (b) Disclosure of Discoveries, Ideas and Inventions. The Employee represents that he does not have any right, title or interest in, nor has he made or conceived wholly or in part prior to the commencement of his employment by eJiva any discovery, idea and/or invention, which is related to or has been used in the conduct of eJiva's business.

          (c) Disclosure of Other Discoveries, Ideas and Inventions/Assignment of Patents. The Employee shall disclose promptly to eJiva, any and all works, inventions, discoveries, ideas and/or improvements authored, conceived or made by the Employee during the period of employment, solely or jointly with others, which are related to the lines of business, work or investigation of the iGate Group at the time of such work, inventions, discoveries, ideas and/or improvements or which result from, or are suggested by, any work which the Employee may do for or on behalf of the iGate Group, and hereby assigns and agrees to assign all of his interest therein to eJiva or its nominee. Whenever requested to do so by eJiva, the Employee shall execute any and all applications, assignments or other instruments which eJiva shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the interest therein and shall assist eJiva in every proper way (entirely at eJiva's expense, including reimbursement to him for all expense and loss of income) to obtain such patents and copyrights and to enforce them. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries, ideas and improvements authored, conceived or made by the Employee during the period of employment, and shall be binding upon the Employee's assigns, executors, administrators and other legal representatives. All such works, inventions, discoveries, ideas and improvements shall remain the sole and exclusive property of eJiva, whether patentable or not.

     8. RETURN OF MATERIALS.

     Upon termination of employment with eJiva for any reason, the Employee shall promptly deliver to eJiva any information or materials of the iGate Group in any tangible form whatsoever, and all copies of same, including but not limited to, correspondence, drawings, manuals, computerized information, letters, notes, notebooks, reports, prospect lists, flow charts, programs, proposals, and any documents concerning the iGate Group's customers or suppliers and, without limiting the foregoing, will promptly deliver to eJiva any and all other documents or materials containing or constituting Confidential Information.

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     9. TERMINATION.

     This Agreement may be terminated with or without Cause by either party, subject to the payment of Severance, if required pursuant to Section 3(b) hereof, by giving to the other party at least thirty (30) days prior written notice. Notwithstanding the foregoing, the covenants of Sections 6, 7, 8, 10, 11, 12, 13, 14, 15, 16 and 18 hereof shall survive the termination of this Agreement for any reason. All payments due as of the date of termination (other than Severance payments payable by eJiva, if any) shall be paid in full within thirty (30) days of that date.

     10. ENTIRE AGREEMENT.

     This Agreement supersedes all prior agreements, written or oral, between the parties hereto concerning the subject matter hereof including without limitation the Prior Employment Agreement.

     11. CHOICE OF LAW, JURISDICTION AND VENUE.

     The parties agree that this Agreement shall be deemed to have been made and entered into in Pennsylvania and that the law of the Commonwealth of Pennsylvania shall govern this Agreement, without regard to its conflicts of laws principles. All disputes arising out of or related to this Agreement or the transactions contemplated hereby shall be adjudicated exclusively through final and binding arbitration before a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall take place in Allegheny County, Pennsylvania. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, and other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings and awards. The award of the arbitrators shall be enforceable under any applicable law. The arbitrators may award damages and/or injunctive relief, but in no event shall the arbitrators have the authority to award punitive or exemplary damages. Notwithstanding the above, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction pending final determination of a claim through arbitration in accordance with this paragraph. If proper notice has been given, the arbitrators will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

     12. ACKNOWLEDGMENTS OF THE EMPLOYEE.

     The Employee hereby acknowledges and agrees that:

          (a) this Agreement (including, without limitation, the Restrictions) is necessary for the protection of the legitimate business interests of the iGate Group;

          (b) the restrictions contained in this Agreement may be enforced by arbitration in accordance with Section 11, above;

          (c) the execution and delivery of this Agreement is a mandatory condition precedent to the Employee's receipt of the consideration provided herein;

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          (d)  the Employee has no intention of competing with the iGate Group within the limitations set forth above;

          (e) the Employee has received adequate and valuable consideration for entering into this Agreement;

          (f) the Employee's covenants shall be construed as independent of any other provision in this Agreement and the existence of any claim or cause of action the Employee may have against the iGate Group, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the iGate Group of these covenants;

          (g) this Agreement does not and will not prevent the Employee from earning a livelihood after termination of employment; and

          (h) the Employee further acknowledges that his education and experience enables the Employee to work for different types of employers, so that it will not be necessary for the Employee to violate the provisions of the covenant not to compete contained in Section 6 of this Agreement in order to remain economically viable.

     13. FULL UNDERSTANDING.

     The Employee acknowledges that the Employee has carefully read and fully understands all of the provisions of this Agreement and that the Employee, in consideration for the compensation set forth herein, is voluntarily entering into this Agreement.

     14. EQUITABLE RELIEF, FEES AND EXPENSES.

     The Employee stipulates and agrees that any breach of Sections 6 or 7 of this Agreement by him will result in immediate and irreparable harm to the iGate Group, the amount of which will be extremely difficult to ascertain, and that the iGate Group could not be reasonably or adequately compensated by damages in an action at law. For these reasons, the iGate Group shall have the right, after a proven breach by Employee of such sections of this Agreement, without objection from the Employee, to obtain such preliminary, temporary or permanent injunctions or restraining orders or decrees as may be necessary to protect the iGate Group against, or on account of, any breach by the Employee of the provisions of this Agreement ("Equitable Relief"). Such right to Equitable Relief is in addition to all other legal remedies the iGate Group may have to protect its rights ("Legal Relief"). The Employee further covenants and agrees that any arbitration award or court order obtained by the iGate Group which enforces the iGate Group's rights under this Agreement may be transferred, without objection or opposition by the Employee, to any court of law or other appropriate law enforcement body located in any other country in the world where the iGate Group does business, and that said court or body will give full force and effect to said order and or judgment. In the event of litigation or arbitration pertaining to any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the breach of any provision thereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs.

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     15. AMENDMENTS.

     No supplement, modification, amendment or waiver of the terms of this Agreement shall be binding on the parties hereto unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist upon strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

     16. SUCCESSORS IN INTEREST.

     This Agreement shall be binding upon and shall inure to the benefit of any successor or assign of eJiva. eJiva shall have the right to assign this Agreement in connection with a merger involving eJiva or a sale or transfer of substantially all of the business and assets of eJiva, and the Employee agrees to be obligated by this Agreement to any successor, assign or surviving entity. The Employee may not assign his obligations hereunder, which shall be binding upon him, his heirs, executors and legal representatives.

     17. HEADINGS.

     The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     18. SEVERABILITY.

     If any term or provision of this Agreement is determined by a court or arbitration panel to be illegal, unenforceable or invalid, such term or provision shall be stricken from this Agreement, and such provision shall not affect the legality or enforceability of the remainder of this Agreement.

     19. INDEMNIFICATION.

          (a) eJiva shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits eJiva to provide broader indemnification rights than eJiva is permitted to provide prior to such amendment), the Employee or his estate if made a party to, or threatened to be threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of eJiva or otherwise (hereinafter, a "Proceeding"), by reason of the fact that he, or a person of whom he is the heir, executor, or administrator, is after the date of this Agreement a director or officer of eJiva or is after the date of this Agreement serving at the request of eJiva as a director, officer or trustee of another company or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by the Employee after the date of this Agreement, while acting in an official capacity as a director or officer of eJiva or in any other capacity on behalf of eJiva, against all expenses, liability and loss, including but not

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limited to attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement whether with or without court approval, actually incurred or paid by the Employee in connection therewith.

          (b) Notwithstanding the foregoing, and except as provided in Section 19(e) below, eJiva shall indemnify the Employee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Employee only if such proceeding (or part thereof) was authorized by the eJiva Board after the date of this Agreement.

          (c) Subject to the limitation set forth above concerning proceedings initiated by the Employee, the right to indemnification conferred in this
Section 19 shall be a contract right and shall include the right to be paid by eJiva the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his rights under this Section 19 in advance of the final disposition thereof promptly after receipt by eJiva of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by the Employee in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Employee, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he is not entitled to be indemnified by eJiva under this Section 19, or in the case of a criminal action, the majority of the eJiva Board so determines that he is not entitled to be indemnified by eJiva, or otherwise.

          (d) The right to indemnification and advancement of expenses provided herein shall continue as to the Employee after he has ceased to be employed by eJiva or to serve in any of the other capacities described herein, and shall inure to the benefit of his heirs, executors and administrators.

          (e) Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Section 19, that eJiva has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of eJiva are located at the time, in accordance with the commercial arbitration rules, then in effect, of the American Arbitration Association, before a panel of three (3) arbitrators, one of whom shall be selected by eJiva, the second of whom shall be selected by the Employee and the third of whom shall be selected by the other two (2) arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator of if the arbitrators selected by eJiva and the Employee cannot agree on the selection of the third arbitrator within thirty (30) days after such time as eJiva and the Employee have each been notified of the selection of the other's arbitrators, the necessary arbitrator(s) shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

          (f) eJiva shall reimburse the Employee for the expenses (including attorney's fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

          (g) Any award entered by the arbitrators shall be final, binding and non-appealable and judgement may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Section 19 shall not be deemed exclusive of any other rights to which the Employee may be entitled under the articles of incorporation, any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his official capacity and as to actions in any other capacity while holding that office.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement as of the date first set forth above.

                                                 -------------------------------
                                                 Vivekanand Penninti


                                                 eJiva,  Inc.

                                                 BY:
                                                    ----------------------------

                                                 NAME:
                                                      --------------------------

                                                 TITLE:
                                                       -------------------------

                                    GUARANTEE

        The undersigned hereby guarantees the payment by eJiva of all sums due to the Employee pursuant to this Employment Agreement.

                                                 iGATE CAPITAL CORPORATION


                                                 BY:
                                                    ----------------------------

                                                 NAME:
                                                      --------------------------

                                                 TITLE:
                                                       -------------------------

                                                             VIVEKANAND PENNINTI

                                   SCHEDULE A

     1. Position: Chief Executive Officer of eJiva, reporting to the eJiva Board subject to the reasonable directions given to Employee by the eJiva Board. While employed, the Employee shall always be a senior executive officer of eJiva.

     2. Annual Base Salary: $200,000, subject to the appropriate federal, state and local taxes and withholding. The Employee's Annual Salary shall be reviewed at least annually by the eJiva Board and shall be increased if the eJiva Board determines that an increase is appropriate on the basis of the types of factors it generally takes into account in increasing the salaries of executive officers of eJiva.

     3. Performance Bonus: The Employee shall have the opportunity to earn an annual bonus of up to $200,000 ("Bonus") determined on a quarterly basis and paid to the Employee within thirty (30) days after the expiration of each quarter. The Bonus shall be calculated as follows:

     (a) If the Employee achieves 100% of the performance goals to be proposed by Employee and approved by the eJiva Board ("Performance Goals"), the Employee will be entitled to receive the Bonus. One half of the Performance Goals will be based upon the gross revenues and cash flows of eJiva and the remaining amount of the Performance Goals will be based upon other criteria to be mutually agreed upon by the Employee and eJiva Board;

     (b) If the Employee achieves less than 100% of the Performance Goals, the Bonus amount shall be adjusted by multiplying the Bonus by the percentage of the Performance Goals actually achieved. For example, if 90% of the Performance Goals are achieved, the Employee shall be entitled to $180,000 ($200,000 x 90%). However, if actual results are less than 50% of the Performance Goals, no Bonus will be earned or paid; and

     (c) Notwithstanding the foregoing, Employee shall be guaranteed the payment of 100% of his quarterly bonus due from IRG for the quarter ending September 30, 2001.

                                   SCHEDULE C

   TERMINATION OF
     EMPLOYMENT               VOLUNTARY             TERMINATION FOR          TERMINATION FOR         TERMINATION FOR
       DATE                  TERMINATION                CAUSE                  GOOD REASON           NON-PERFORMANCE
--------------------    ---------------------    ---------------------    ---------------------    --------------------
   Before 7/1/02           Forfeit 100% of          Forfeit 100% of          Forfeit 50% of           Forfeit 50% of
                          Restricted Shares.       Restricted Shares.       Restricted Shares.       Restricted Shares.
                           All other terms          All other terms          All other terms          All other terms
                          remain the same.         remain the same.         remain the same.         remain the same.
--------------------    ---------------------    ---------------------    ---------------------    --------------------
  7/1/02 - 2/28/03         Forfeit 80% of           Forfeit 80% of            No Penalties             No Penalties.
                          Restricted Shares.       Restricted Shares.
                           All other terms          All other terms
                          remain the same.         remain the same.
--------------------   ---------------------     ---------------------    ---------------------    --------------------
  3/1/03 - 2/29/04         Forfeit 25% of           Forfeit 25% of            No Penalties              No Penalties.
                          Restricted Shares.       Restricted Shares.
                           All other terms          All other terms
                          remain the same.         remain the same.
--------------------    ---------------------    ---------------------    ---------------------    --------------------
      3/1/04+               No Penalties              No Penalties.           No Penalties              No Penalties.
--------------------    ---------------------    ---------------------    ---------------------    --------------------

                                    EXHIBIT A

                           RESTRICTED STOCK AGREEMENT

                                   [ATTACHED]

                           RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of the 31rst day of December, 2001, by and between eJiva, Inc. ("eJiva"), and Vivekanand Penninti ("Employee").

                                    RECITALS:

     WHEREAS, eJiva and Employee are parties to an Employment Agreement dated as of December 31,, 2001, (the "eJiva Employment Agreement");

     WHEREAS, eJiva's Board of Directors ("Board") has authorized the grant to the Employee of 1,280,068 shares (the "Restricted Shares") of eJiva's common stock, par value $.01 per share, at a purchase price per Restricted Share to be set following a valuation of eJiva and subject to forfeiture and the other restrictions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, Employee and eJiva agree as follows:

     1.   Restrictions.

          Employee shall have all rights and privileges of a stockholder of eJiva as to the Restricted Shares, except that the following restrictions shall apply:

          (a) None of the Restricted Shares may be exercised, sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the "Restriction Period" (as defined below) nor may the Employee vote the Restricted Shares or receive dividends with respect to the Restricted Shares.

          (b) The Restricted Shares are subject to forfeiture during the Restriction Period in accordance with Section 3 of this Agreement.

          (c) As security for the faithful performance of this Agreement, Employee agrees that the certificate representing the Restricted Shares shall be delivered to the Secretary of eJiva to be held in custody by the Secretary of eJiva until the end of the applicable Restriction Period as set forth in Section 2(b) and such Restricted Shares are exercised. Such certificate shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable, and the Board may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions. Employee hereby irrevocably appoints the Secretary of eJiva (or such Secretary's designee) as escrow agent for the Restricted Shares and as Employee's attorney-in-fact to sell, assign and transfer to the eJiva, all of the Restricted Shares that are subject to forfeiture.

     2.   Term of Restrictions.

          (a) Restriction Period. Subject to the provisions of Section 3 hereof, the Restricted Shares shall vest and cease to be subject to the restrictions set forth in Section 1 in accordance with the following schedule (the period during which the restrictions set forth in Section 1 apply to the Restricted Shares is referred to herein as the "Restriction Period"):

                    (i) the restrictions on 256,014 Restricted Shares shall lapse on July 1, 2002; the restrictions on 704,037 Restricted Shares shall lapse on March 1, 2003; the restrictions on the remaining 320,017 Restricted Shares shall lapse on March 1, 2004.

          (b) Lapse of Restrictions. Upon the lapse of any restrictions as to all or a portion of the Restricted Shares pursuant to Section 2(a), (i) such Restricted Shares shall no longer be subject to forfeiture and shall no longer be "Restricted Shares" and (ii) the Secretary of eJiva shall deliver or cause to be delivered to Employee a certificate or certificates representing the shares of Common Stock that are no longer subject to forfeiture (such shares together with the Restricted Shares shall hereinafter be referred to as, the "Shares").

          3. Forfeiture of Restricted Shares. If Employee's employment by eJiva is terminated prior to March 1, 2004, then a percentage, if any, of Restricted Shares held by Employee shall automatically be forfeited and shall be deemed to have been transferred to eJiva, such percentage to be determined by reference to Schedule A hereto..

          4. Legend. The share certificate evidencing the Shares shall be endorsed with the following legend (in addition to any legend required under applicable securities laws):

          THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED SHARES AGREEMENT ENTERED INTO BY AND BETWEEN EJIVA, INC. AND THE HOLDER OF THIS CERTIFICATE. COPIES OF SUCH AGREEMENT ARE ON FILE WITH THE SECRETARY IN THE OFFICES OF EJIVA, INC.

          5. Proxy; Attorney-in-Fact. Employee hereby grants to the Chief Executive Officer of eJiva, with full power of substitution and resubstitution, an irrevocable proxy to vote all Restricted Shares, at all meetings of the stockholders of eJiva held or taken after the date of this Agreement, or to execute any written consent in lieu thereof, and hereby irrevocably appoints the Chief Executive Officer of eJiva as Employee's attorney-in-fact with authority to sign any documents with respect to any such vote or any actions by written consent of the stockholders taken after the date of this Agreement. This proxy shall be deemed to be coupled with an interest and shall be irrevocable; provided, however, that this proxy shall terminate (i) with respect to any Restricted Shares which are no longer subject to the restrictions set forth in
Section 1, and (ii) upon the first underwritten public offering of eJiva's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended ("IPO").

          6. Withholding. eJiva may withhold from any cash amount payable hereunder or any other cash payments due from eJiva to Employee all taxes, including social security taxes, which eJiva is required or otherwise authorized to withhold with respect to the Shares.

          7. Adjustments to Number of Shares. Any shares issued to Employee with respect to the Restricted Shares in the event of any change in the number of outstanding shares of Common Stock through the declaration of a stock dividend or a stock split or combination of shares or any other similar capitalization change shall be deemed to be Restricted Shares subject to all the terms set forth in this Agreement.

          8. No Right to Continued Employment; Effect on Benefit Plans. This Agreement shall not confer upon Employee any right with respect to the continuance of Employee's employment, nor shall it interfere in any way with the right of eJiva to terminate Employee's employment at any time. Income realized by Employee pursuant to this Agreement shall not be included in Employee's earnings for the purpose of any benefit plan of eJiva in which Employee may be enrolled or for which Employee may become eligible unless otherwise specifically provided for in such plan.

          9. Market Standoff Agreement. In connection with an IPO and upon request of eJiva or the underwriters managing such IPO, Employee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of eJiva or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by eJiva or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of an IPO.

          10. Employee's Representations. In connection with the issuance of the Restricted Shares, Employee represents to eJiva the following:

          (a) Employee understands that the Shares have not been registered under the Securities Act of 1933, as amended, by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Employee's investment intent as expressed herein.

          (b) Employee understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Employee must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Employee acknowledges that eJiva has no obligation to register or qualify the Shares for resale. Employee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to eJiva which are outside of Employee's control, and which eJiva is under no obligation to and may not be able to satisfy.

          (c) Employee hereby acknowledges that Employee has been informed that, with respect to the issuance of the Shares, an election may be filed by Employee with the Internal Revenue Service, within thirty days of the issuance of such Shares, electing pursuant to
               Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed currently on the fair market value of such Shares on the date of purchase. Employee acknowledges that Employee has sought the advice of Employee's own tax advisors in connection with the issuance of the Shares and the advisability of filing of such Election under Section 83(b) of the Code. EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE'S SOLE RESPONSIBILITY TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) AND THAT EJIVA HAS NO OBLIGATIONS WITH RESPECT THERETO.

          (d) Employee has reviewed with Employee's own tax advisors the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby. Employee is relying solely on such advisors and not on any statements or representations of eJiva or any of its agents. Employee understands that Employee (and not eJiva) shall be responsible for Employee's own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby.

          11.  Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania other than any laws that would cause the substantive laws of another jurisdiction to apply.

          (b) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

          (c) Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. This Agreement may not be amended or modified without the written consent of eJiva and Employee.

          (d) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which together shall constitute one document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement as of the date first above written.

                                   eJIVA, INC.


                                   By:
                                      ------------------------------------------
                                       Chairman of the Board of Directors

                                   EMPLOYEE


                                   ---------------------------------------------

                                   Print Name:
                                              ----------------------------------

                                   Social Security Number:
                                                          ----------------------

                                   Address:
                                           -------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   SCHEDULE A

   TERMINATION
       OF                     VOLUNTARY              TERMINATION FOR           TERMINATION FOR         TERMINATION FOR
    EMPLOYMENT               TERMINATION                 CAUSE                   GOOD REASON           NON-PERFORMANCE
      DATE
---------------------    ---------------------    ----------------------    ---------------------    -------------------
   Before 7/1/02            Forfeit 100% of          Forfeit 100% of           Forfeit 50% of           Forfeit 50% of
                           Restricted Shares.       Restricted Shares.        Restricted Shares.       Restricted Shares.
---------------------    ---------------------    ----------------------    ---------------------    -------------------
     7/1/02 -               Forfeit 80% of           Forfeit 80% of            No Penalties             No Penalties.
     2/28/03               Restricted Shares.       Restricted Shares.
---------------------    ---------------------    ----------------------    ---------------------     ------------------
     3/1/03 -               Forfeit 25% of           Forfeit 25% of            No Penalties             No Penalties.
     2/29/04               Restricted Shares.       Restricted Shares.
---------------------    ---------------------    ----------------------    ---------------------    -------------------
     3/1/04+                No Penalties             No Penalties.             No Penalties             No Penalties.
---------------------    ---------------------    ----------------------    ---------------------    -------------------

              [ ] Voluntary Termination: Voluntary resignation, other than for Good Reason (as defined in the eJiva Employment Agreement).

              [ ] Termination For Good Reason: Resignation for Good Reason (as defined in the eJiva Employment Agreement).

              [ ] Termination For Cause: Termination for Cause (as defined in the eJiva Employment Agreement).

              [ ] Termination For Non-Performance: Termination due to poor performance.

                                  ATTACHMENT C

                                 GENERAL RELEASE

1. I, XXXX, for and in consideration of XXX, to be provided to me by iGate Capital Management Inc. (the "Company"), and conditioned upon such payments and provisions, do hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company and each of its subsidiaries and affiliates, their officers, directors, shareholders, partners, employees and agents, their respective successors and assigns, heirs, executors and administrators (hereinafter collectively included within the term the "Company"), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, by reason of any after, cause or thing whatsoever from the beginning of my employment with the Company to the date of these presents arising from or relating in any way to my employment relationship, and the terms, conditions and benefits payments resulting therefrom, my termination of my employment relationship with the Company, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621 et seq., Americans with Disabilities Act ("ADA"), 42 U.S.C.Section 2000e et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C.Section 2000 et seq., Pennsylvania Wage Payment and Collection laws, Pennsylvania Human Relations Act, Older Workers' Benefit Protection Act, Family and medical Leave Act, any contract between the Company and me and my common law claims now or hereafter recognized and all claims for counsel fees and costs.

2. Subject to the limitations of Section 1 above, I expressly waive all rights afforded by any statute which expressly limits the effects of a release with respect to unknown claims. I understand the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims.

3. I further agree and covenant that the amounts set forth herein shall serve as a full and final settlement of any and all claims that I have against the Company and that neither I, nor any person, organization or other entity on my behalf, will file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for personal equitable, monetary or other similar relief against the Company (including any action for damages, injunctive, declaratory or other relief), arising from or relating in any way to my employment relationship, and the terms, conditions and benefits payments resulting therefrom, the termination of my employment relationship with the Company, except as may be necessary to enforce the obligations of the Company to me in accordance with the express terms of the agreement or under any other plans or programs of the Company in which I participated and under which I have accrued a benefit involving any matter occurring from the beginning of my employment with the Company to the date of these presents, or involving my continuing effects of any actions or practices which may have arisen or occurred from the beginning of my employment with the Company to the date of these presents, including any charge of discrimination under Title VII of Civil Rights Act of 1964, or ADEA. In addition, I also agree and covenant that should I, or any other person, organization or entity on my behalf, file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action prohibited by the proceeding sentence for personal equitable, monetary or other similar relief, despite my agreement not to do so hereunder, or should I otherwise fail to abide by any of the terms of this General Release, and any claim is made against the Company that might result in liability of the Company to Executive, except to the extent not covered by this General Release as slated above, then I will pay all of the costs and expenses of the Company (including reasonable attorneys' fees) incurred in the defense of any such action or undertaking.

4. I hereby agree and recognize that my employment by the Company was permanently and irrevocably severed on XXX and the Company has no obligation, contractual or otherwise to me to hire, rehire or reemploy me in the future.

5. I hereby agree and acknowledge that the payments and benefits provided by the Company are to bring about an amicable resolution of my employment arrangements and are not to be construed an admission of any violation of any federal, state or local stature or regulation, or of any duty owed by the Company and that the Agreement and this General Release are made voluntarily to provide an amicable resolution of my employment relationship with the Company and the termination of the Employment Agreement executed by me with the Company on ______ (Employment Agreement).

6. I hereby certify that I have read the terms of the General Release, that I have been advised by the Company to discuss it with my attorney, and that I have done so, and that I understand its terms and effects. I acknowledge, further, that I am executing this General Release of my own volition with a full understanding of its terms and effects and with the intention of releasing all claims recited herein in exchange for the consideration described in the Employment Agreement, which I acknowledge is adequate and satisfactory to me. None of the above-named parties, nor their agents, representatives or attorneys has made any representations to me concerning the terms of effects of this General Release other than those contained herein.

7. I hereby acknowledge that I have been informed that I have the right to consider the General Release for a period of 21 (twenty one) days prior to execution. I also understand that I have the right to revoke this General Releases for a period of 7 (seven) days following execution by giving the written notice to the Company at iGATE Capital Management Inc., Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, PA 15220, Attention: Chief Executive Officer.

8. I hereby further acknowledge that the terms of Sections 6 and 7 of the Employment Agreement continue to apply for the balance of the time periods provided therein and that I will abide by and fully perform such obligations.

Intending to legally bound hereby, I execute the foregoing General Release the ____day of _________.


----------------------------                   ---------------------------------
Witness